UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 28, 2008 (March 25, 2008)
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

On March 25, 2008 (the “Closing Date”), i2 Telecom International, Inc. closed a financing transaction with Braswell Enterprises, L.P. (“Braswell”) in which it sold $1,000,000 of a 12% Non-Negotiable Secured Promissory Note (the “Note”) and a 5-year warrant to purchase 5,000,000 shares of the Company’s common stock at $0.10 per share (the “Braswell Warrant”). 50% of the Note is guaranteed by Paul Arena, Chief Executive of the Company, who was also issued a 5-year warrant to purchase 5,000,000 shares of the Company’s common stock at $0.10 per share (the “Arena Warrant” and together with the Braswell Warrant, the “Warrants”).

The Note matures on the earlier of (i) sixty (60) days from the Closing Date or (ii) three (3) business days after the closing of a minimum of $4,000,000 in financing (“Financing”), and such date is known as the “Maturity Date.” If the Company does not pay the Note and any accrued interest thereon by the Maturity Date, then the Company must issue to Braswell and Mr. Arena additional 5-year warrants to purchase an aggregate 2,500,000 shares of the Company’s common stock at $0.10 per share for each thirty (30) day period that the Note and any accrued interest thereon goes unpaid (“Additional Warrants”). The Note is secured by all assets of the Company and its subsidiaries, however, subordinate to $1,250,000 of senior secured debt and senior to $1,525,000 of subordinated secured debt.

The foregoing securities were issued in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder. The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of i2 Telecom International, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exh. No.	Description
10.1	Form of Non-Negotiable Secured Promissory Note
10.2	Form of Term Loan Agreement
10.3	Form of Guaranty
10.4	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	March 28, 2008
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Executive Officer and Principal Financial Officer